Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-152892 and no. 333-152890) and Form S-8 (No. 333-122326, No. 333-160367, No. 333-160008, No. 333-159325, No. 333-159324 and No. 333-115893) of our report dated April 8, 2011, except for the restatement discussed in Note 2 to the consolidated financial statements as to which the date is December 9, 2011 relating to the financial statements of Assured Guaranty Corp., which appears in Exhibit 99.1 to this Current Report on Form 8-K.

New York, New York

December 9, 2011